UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARABIAN AMERICAN DEVELOPMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-1256622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Hwy 6 S, Suite 240 Sugar Land, Texas 77478 (409) 385-8300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Connie Cook
Secretary
Arabian American Development Company
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Charles W. Goehringer, Jr., Esq. Germer Gertz, LLP 550 Fannin, Suite 400 Beaumont, Texas 77706 (409) 654-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer         Accelerated Filer ☒       Non-accelerated Filer       Smaller reporting 
     Company
                                (Do not check if a smaller
   reporting company)
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, par value $0.10 per share	--	---
Debt Securities	--	--
Warrants	--	--
Total	$40,000,000.00	$4,584.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock or debt securities and such indeterminate principal amount of debt securities, as will have an aggregate initial offering price not to exceed $40,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $40,000,000, less the aggregate dollar amount of all securities previously issued hereunder.  Any securities registered hereunder may be sold separately with other securities registered hereunder.  The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed and, therefore, the table does not specify by each class, information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(4)
Pursuant to Rule 457(p) of the rules and regulations under the Securities Act, a portion of the Registration Fee of $4,584 due for the registration of the securities to be registered hereunder is offset by $1,116 of the registration fee previously paid by the Registration under the Registrant’s Registration Statement No. 333-160991, which was declared effective on September 9, 2009.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ARABIAN AMERICAN DEVELOPMENT COMPANY

$40,000,000
COMMON STOCK
DEBT SECURITIES
WARRANTS
_______________

From time to time, we may sell common stock, debt securities and/or warrants with a total value of up to $40,000,000.  We may also offer common stock upon conversion of debt securities, or common stock or debt securities upon the exercise of warrants.   When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.  We will specify in any accompanying prospectus supplement the terms of any offering.  The prospectus supplement may also update or change the information set forth in this prospectus.  The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or any securities exchange of the securities covered by the prospectus supplement.  Our common stock is traded on the New York Stock Exchange under the trading symbol “ARSD.”  On August 10, 2012, the last reported sales price for our common stock was $9.79 per share.

We may offer to sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.  This prospectus describes the general terms of these securities.  The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

You should carefully read this prospectus and any supplement before you invest. You may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our principal executive office is located at 1600 Hwy 6 S, Suite 240, Sugar Land, Texas 77478.  Our telephone number is (409) 385 -8300 and our company website is www.arabianamericandev.com.  We do not intend for information contained on our website to be part of this prospectus.

Investing in the securities we may offer involves various risks. See the sections below entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors,” and information contained in our filings made with the Securities and Exchange Commission.  Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is August 15, 2012
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You should rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor the underwriters have authorized anyone to provide you with any information that differs from the information in this prospectus.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell:

•	common stock,

•	debt securities,

•	warrants to purchase any of the securities listed above or

•	any combination of these securities

in one or more offerings up to a total dollar amount of $40,000,000.  We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.  Please carefully read both this prospectus and any prospectus supplement.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus.  You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Incorporation of Documents by Reference.”

PROSPECTUS SUMMARY

This summary highlights selected information about us and does not contain all the information that may be important to you. To understand the terms of the securities being offered by this prospectus, the associated prospectus supplement, and any free writing prospectus, we encourage you to read the entire prospectus, especially the risks of investing in the shares described under the section “Risk Factors,” and the documents identified under the caption “Incorporation of Documents by Reference.” Unless the context otherwise requires, all information in this prospectus, any prospectus supplement, and any free writing prospectus which refers to “Arabian American,” “we,” “us” or “our” means Arabian American Development Company and all of its direct and indirect subsidiaries.

Company Overview

Arabian American owns and operates a specialty petrochemical facility located in Silsbee, Texas, specializing in high purity petrochemical solvents and other solvent type manufacturing that is used by manufacturers of packaging products and other industrial uses.  All of Arabian American’s current revenues are from this form of manufacturing.  Arabian American’s domestic specialty chemical activities are primarily conducted through a wholly owned subsidiary, Texas Oil and Chemical Co. II, Inc. (“TOCCO”), which in turns owns all of the capital stock of South Hampton Resources Inc. which is based in Silsbee, Texas (“South Hampton”).   South Hampton owns and operates the specialty petrochemical facility which produces the high purity petrochemical solvents and other petroleum based products.  South Hampton also owns Gulf State Pipe Line Company, Inc. (Gulf State”) which owns and operates three pipelines which connect the South Hampton facility to a natural gas line, to South Hampton’s truck and rail loading terminal and to a major petroleum products pipeline owned by an unaffiliated third party.  Arabian American is also the owner of 37% of a joint venture in a mining project in the Al-Masane area of Saudi Arabia.  The mine is producing zinc and  copper concentrates and is expected to produce gold and silver.  Arabian American also directly owns approximately 55% of the capital stock of a Nevada mining company, Pioche-Ely Valley Mines, Inc. (“Pioche”) which is dormant.

General Information

We are incorporated in the State of Delaware.  Our principal executive offices are located at 1600 Hwy. 6 S, Suite 240, Sugar Land, Texas 77478. Our telephone number is (409) 385-8300.  Our Internet address is www.arabianamericandev.com.  Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

RISK FACTORS

You should only rely on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

An investment in our securities involves various risk factors.  You should carefully consider the risks described in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, including without limitation, any risk factors discussed in our Annual Report on Form 10-K and any other filings made with the SEC, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial conditions, or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, and expected activities and expenditures and at times may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors as described below.

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

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Use of Single Source Suppliers for Raw Materials Could Create Supply Issues.  The Company’s use of single source suppliers for certain raw materials could create supply issues. Replacing a single source supplier could delay production of some products as replacement suppliers initially may be subject to capacity constraints or other output limitations. The loss of a single source supplier, the deterioration of our relationship with a single source supplier, or any unilateral modification to the contractual terms under which we are supplied raw materials by a single source supplier could adversely affect our revenue and gross margins.

•
Dependence on a Limited Number of Customers Could Adversely Impact Profitability.  During 2011, 2010 and 2009, sales to each of two customers by the Petrochemical Company exceeded 10 percent or more of the Company’s revenues.  In both cases these sales represented multiple products at multiple facilities.  The total loss of either of these two customers could adversely affect the Petrochemical Company’s ability to market its products on a competitive basis and generate a profit.

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Varying Economic Conditions Could Adversely Impact Demand for Products.  The demand for petrochemicals and metals correlates closely with general economic growth rates.  The occurrence of recessions or other periods of low or negative growth will typically have a direct adverse impact on our results.  Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates or periods of civil unrest, also impact the demand for petrochemicals and metals.  Economic conditions that impair the functioning of financial markets and institutions also pose risks to the Company, including risks to the safety of our financial assets and to the ability of our partners and customers to fulfill their commitments to the Company.  In addition, the revenue and profitability of our operations have historically varied, which makes future financial results less predictable. The Company’s revenue, gross margin and profit vary among our products, customer groups and geographic markets; and therefore, will likely be different in future periods than currently. Overall gross margins and profitability in any given period are dependent partially on the product, customer and geographic mix reflected in that period’s net revenue. In addition, newer geographic markets may be relatively less profitable due to investments associated with entering those markets and local pricing pressures. Market trends, competitive pressures, increased raw material or shipping costs, regulatory impacts and other factors may result in reductions in revenue or pressure on gross margins of certain segments in a given period which may necessitate adjustments to our operations.

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Environmental Regulation.  The petrochemical industry is subject to extensive environmental regulation pursuant to a variety of federal and state regulations.  Such environmental legislation imposes, among other things, restrictions, liabilities and obligations in connection with storage, transportation, treatment and disposal of hazardous substances and waste.  Legislation also requires us to operate and maintain our facilities to the satisfaction of applicable regulatory authorities.  Costs to comply with these regulations are significant to our business.  Failure to comply with these laws or failure to obtain permits may expose us to fines, penalties or interruptions in operations that could be material to our results of operations.

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Safety, Business Controls and Environmental Risk Management.  Our results depend upon management’s ability to minimize the inherent risks of petrochemical operations, to control effectively our business activities and to minimize the potential for human error.  We apply rigorous management systems and continuous focus to workplace safety and to avoid spills or other adverse environmental events.  Substantial liabilities and other adverse impacts could result if our systems and controls do not function as intended.  Business risks also include the risk of cyber security breaches.  If our systems for protecting against cyber security risks prove to be insufficient, we could be adversely affected by having our business systems compromised, our proprietary information altered, lost or stolen, or our business operations disrupted.

•	Regulatory and Litigation. Even in countries with well-developed legal systems where the Company does business, we remain exposed to changes in law that could adversely affect our results, such as increases in taxes, price controls, changes in environmental regulations or other laws that increase our cost of compliance, and government actions to cancel contracts or renegotiate items unilaterally.  We may also be adversely affected by the outcome of litigation or other legal proceedings, especially in countries such as the United States in which very large and unpredictable punitive damage awards may occur.  AMAK’s mining lease for the Al Masane area in Saudi Arabia is subject to the risk of termination if AMAK does not comply with its contractual obligations.  Further, our investment in AMAK is subject to the risk of expropriation or nationalization. If a dispute arises, the Company may have to submit to the jurisdiction of a foreign court or panel or may have to enforce the judgment of a foreign court or panel in that foreign jurisdiction.  Because of our substantial international investment, our business is affected by changes in foreign laws and regulations (or interpretation of existing laws and regulations) affecting both the mining and petrochemical industries, and foreign taxation. The Company will be directly affected by the adoption of rules and regulations (and the interpretations of such rules and regulations) regarding the exploration and development of mineral properties for economic, environmental and other policy reasons. We may be required to make significant capital expenditures to comply with non-U.S. governmental laws and regulations.  It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit our business activities. Additionally, the Company’s ability to compete in the international market may be adversely affected by non-U.S. governmental regulations favoring or requiring the awarding of leases, concessions and other contracts or exploration licenses to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.  We are not currently aware of any specific situations of this nature, but there are always opportunities for this type of difficulty to arise in the international business environment.

•
Loss of Key Personnel and Management Effectiveness.  In order to be successful, we must attract, retain and motivate executives and other key employees including those in managerial, technical, sales, and marketing positions. We must also keep employees focused on our strategies and goals. The failure to hire or loss of key employees could have a significant adverse impact on operations.  An important component of our competitive performance is our ability to operate efficiently including our ability to manage expenses and minimize the production of low margin products on an on-going basis.  This requires continuous management focus including technological improvements, cost control and productivity enhancements.  The extent to which we manage these factors will impact our performance relative to competition.  For projects in which we are not in control (such as the AMAK mining project) we depend on the managerial effectiveness of one or more co-investors whom we do not control.

•	Market Place Volatility. The Company’s stock price, like that of other companies, can be volatile. Some of the factors that can affect our stock price are:

•
Speculation in the press or investment community about, or actual changes in, our executive team, strategic position, business, organizational structure, operations, financial condition, financial reporting and results, effectiveness of cost cutting efforts, prospects or extraordinary transactions;

•	Announcements of new products, services, technological innovations or acquisitions by the Company or competitors; and

•
Quarterly increases or decreases in revenue, gross margin or earnings, changes in estimates by the investment community or guidance provided by the Company, and variations between actual and estimated financial results.

General or industry-specific market conditions or stock market performance or domestic or international macroeconomic and geopolitical factors unrelated to our performance may also affect the price of our common stock. For these reasons, investors should not rely on recent trends to predict future stock prices, financial condition, results of operations or cash flows. In addition, following periods of volatility in a company’s securities, securities class action litigation against a company is sometimes instituted. If instituted against us, this type of litigation, while insured against monetary awards and defense cost, could result in substantial diversion of management’s time and resources.

•
Risk Associated with Extraordinary Transactions.  As part of the Company’s business strategy, we sometimes engage in discussions with third parties regarding possible investments, acquisitions, strategic alliances, joint ventures, divestitures and outsourcing transactions (“extraordinary transactions”) and enter into agreements relating to such extraordinary transactions in order to further our business objectives.  In order to pursue this strategy successfully, we must identify suitable candidates for and successfully complete extraordinary transactions, some of which may be large and complex, and manage post-closing issues such as the integration of acquired companies or employees. Integration and other risks of extraordinary transactions can be more pronounced for larger and more complicated transactions, or if multiple transactions are pursued simultaneously. If the Company fails to identify and complete successfully extraordinary transactions that further our strategic objectives, we may be required to expend resources to develop products and technology internally, we may be at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on the Company’s revenue, gross margin and profitability. Integration issues are complex, time-consuming and expensive and, without proper planning and implementation, could significantly disrupt our business. The challenges involved in integration include:

•	Combining product offerings and entering into new markets in which we are not experienced;

•
Convincing customers and distributors that the transaction will not diminish client service standards or business focus, preventing customers and distributors from deferring purchasing decisions or switching to other suppliers (which could result in our incurring additional obligations in order to address customer uncertainty), and coordinating sales, marketing and distribution efforts;

•	Minimizing the diversion of management attention from ongoing business concerns;

•
Persuading employees that business cultures are compatible, maintaining employee morale and retaining key employees, engaging with employee works councils representing an acquired company’s non-U.S. employees, integrating employees into the Company, correctly estimating employee benefit costs and implementing restructuring programs;

•
Coordinating and combining administrative, manufacturing, and other operations, subsidiaries, facilities and relationships with third parties in accordance with local laws and other obligations while maintaining adequate standards, controls and procedures;

•	Achieving savings from supply chain integration; and

•	Managing integration issues shortly after or pending the completion of other independent transactions.

The Company periodically evaluates and enters into significant extraordinary transactions on an ongoing basis. We may not fully realize all of the anticipated benefits of any extraordinary transaction, and the timeframe for achieving benefits of an extraordinary transaction may depend partially upon the actions of employees, suppliers or other third parties. In addition, the pricing and other terms of our contracts for extraordinary transactions require us to make estimates and assumptions at the time we enter into these contracts, and, during the course of our due diligence, we may not identify all of the factors necessary to estimate our costs accurately. Any increased or unexpected costs, unanticipated delays or failure to achieve contractual obligations could make these agreements less profitable or unprofitable. Managing extraordinary transactions requires varying levels of management resources, which may divert our attention from other business operations. These extraordinary transactions also have resulted and in the future may result in significant costs and expenses and charges to earnings. Moreover, the Company has incurred and will incur additional depreciation and amortization expense over the useful lives of certain assets acquired in connection with extraordinary transactions, and, to the extent that the value of goodwill or intangible assets with indefinite lives acquired in connection with an extraordinary transaction becomes impaired, we may be required to incur additional material charges relating to the impairment of those assets. In order to complete an acquisition, we may issue common stock, potentially creating dilution for existing stockholders, or borrow, affecting our financial condition and potentially our credit ratings. Any prior or future downgrades in the Company’s credit rating associated with an acquisition could adversely affect our ability to borrow and result in more restrictive borrowing terms. In addition, the Company’s effective tax rate on an ongoing basis is uncertain, and extraordinary transactions could impact our effective tax rate. We also may experience risks relating to the challenges and costs of closing an extraordinary transaction and the risk that an announced extraordinary transaction may not close. As a result, any completed, pending or future transactions may contribute to financial results that differ from the investment community’s expectations in a given quarter.

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Guaranteeing Performance by Others including Third Parties and Others.  From time to time, the Company may be required or determine it is advisable to guarantee performance of loan agreements by others in which the Company maintains a financial interest. In such instances, if the primary obligor is unable to perform its obligations, the Company might be forced to perform the primary obligor’s obligations which could negatively impact the Company’s financial interests.

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Economic and Political Instability; Terrorist Acts; War and Other Political Unrest.  The U.S. military action in Iraq and Afghanistan, the terrorist attacks that took place in the United States on September 11, 2001, the potential for additional future terrorist acts and other recent events, including terrorist related activities and civil unrest in Egypt, Yemen, Libya, Bahrain and Syria, the on-going Iranian nuclear confrontation, as well as the European debt crisis, have caused uncertainty in the world’s financial markets and have significantly increased global political, economic and social instability, including in Saudi Arabia, a country in which we have a substantial investment. It is possible that further acts of terrorism may be directed against the United States domestically or abroad, and such acts of terrorism could be directed against our investment in those locations.  Such economic and political uncertainties may materially and adversely affect our business, financial condition or results of operations in ways that cannot be predicted at this time.  Although it is impossible to predict the occurrences or consequences of any such events, they could result in a decrease in demand for our products, make it difficult or impossible to deliver products to our customers or to receive components from our suppliers, create delays and inefficiencies in our supply chain and result in the need to impose employee travel restrictions. We are predominantly uninsured for losses and interruptions caused by terrorist acts, conflicts and wars. Our future revenue, gross margin, expenses and financial condition also could suffer due to a variety of international factors, including:

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Ongoing instability or changes in a country’s or region’s economic or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts;

•         Longer accounts receivable cycles and financial instability among customers;

•	Trade regulations and procedures and actions affecting production, pricing and marketing of products;

•         Local labor conditions and regulations;

•         Geographically dispersed workforce;

•         Changes in the regulatory or legal environment;

•         Differing technology standards or customer requirements;

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Import, export or other business licensing requirements or requirements relating to making foreign direct investments, which could affect our ability to obtain favorable terms for labor and raw materials or lead to penalties or restrictions;

•	Difficulties associated with repatriating cash generated or held abroad in a tax-efficient manner and changes in tax laws; and

•	Fluctuations in freight costs and disruptions in the transportation and shipping infrastructure at important geographic points of exit and entry for our products and shipments.

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Currency Fluctuations.  Currency variations also contribute to fluctuations in sales of products and services in impacted jurisdictions. In addition, currency variations can adversely affect margins on sales of our products in countries outside of the United States.

•
Business Disruption.  Business disruptions could harm the Company’s future revenue and financial condition and increase our costs and expenses. Our operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, tsunamis, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for some of which we may be self-insured. The occurrence of any of these business disruptions could harm our revenue and financial condition and increase our costs and expenses.

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Dependence on AMAK Management and Board.  We are relying upon AMAK’s management and Board to employ various respected engineering and financial advisors to assist in the development and evaluation of the mining projects in Saudi Arabia.  During 2011 AMAK utilized the services Behre Dolbear of London for ongoing guidance regarding construction, turn over and eventual operation of the ore-processing and underground facilities, and other items to ensure success of the project.  Additionally, AMAK hired two very experienced persons in 2011 to serve as Chief Executive Officer and Chief Financial Officer.  The amount of risk will ultimately depend upon the AMAK’s ability to use consultants and experienced personnel to manage the operation in Saudi Arabia.

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Inability to Significantly Influence AMAK Activities.  We do not have the ability to significantly influence AMAK activities for a number of reasons including disputed terms of organizational documents which diluted our ownership percentage, inability to persuade the remaining board members regarding certain management decisions,  lack of control at the board of director level, cultural differences, differing accounting and management practices, differing governmental laws and regulations, and the fact that the AMAK mining project is halfway around the world from the Company’s main base of operations in the United States.

•
Inability to Recoup Investment in AMAK.  The Company will only recover its investment in AMAK through either the receipt of dividends from AMAK or the sale of part or all of its interest in AMAK. There is a risk that we will be unable to recover our investment in AMAK if AMAK is not profitable, or if AMAK’s Board of Directors chooses not to declare dividends even if AMAK is profitable.  However, since the Company has no significant influence over AMAK’s Board of Directors, the amount and timing of the dividends we receive from AMAK will be controlled by the other investors in AMAK. With respect to the sale of part or all of our interest in AMAK, under Saudi law, AMAK must sell a portion of its equity to the public once AMAK has been profitable for two years. While the proceeds of such a sale might allow the Company to recover its investment in AMAK, there is no assurance that AMAK will achieve the profitability required for such a public sale, or that the market conditions for any such public sale will be favorable enough to allow us to recover our investment.

•
AMAK’s Inability to Obtain Sufficient Funding.  In the event AMAK is unable to continue to borrow funds in an amount sufficient to fund operations, AMAK may be forced to take other less desirable methods to raise necessary capital such as selling additional equity in AMAK at a possible discount, operations could cease and the newly constructed assets could sit unused and deteriorate over time, or worst case the AMAK shareholders could lose their investment or be forced to sell for a significant loss.

•	AMAK’s Inability to Obtain Additional Mining Leases. In the event AMAK is unable to obtain additional mining leases, there would be a loss of future opportunities.

•
Cancellation of the Current Mining Lease Held by AMAK.  In the event that the Saudi Ministry cancels the current lease, AMAK shareholders including the Company could lose their investment or be forced to sell for a loss.

•
Intense Competition.  The Company competes in the petrochemical industry. Accordingly, we are subject to intense competition among a large number of companies, both larger and smaller than us, many of which have financial capability, facilities, personnel and other resources greater than us. In the specialty products and solvents markets, the Petrochemical Company has one principal competitor in North America, ConocoPhillips.  Multiple competitors exist when searching for new business in other parts of the world.  We compete primarily on the basis of performance, price, quality, reliability, reputation, distribution, service, and account relationships. If our products, services, support and cost structure do not enable us to compete successfully based on any of those criteria, our operations, results and prospects could be harmed.  The Company has a portfolio of businesses and must allocate resources across these businesses while competing with companies that specialize in one or more of these product lines. As a result, we may invest less in certain areas of our businesses than competitors do, and these competitors may have greater financial, technical and marketing resources available to them than our businesses that compete against them. Industry consolidation may also affect competition by creating larger, more homogeneous and potentially stronger competitors in the markets in which we compete, and competitors also may affect our business by entering into exclusive arrangements with existing or potential customers or suppliers. We may have to continue to lower the prices of many of our products and services to stay competitive, while at the same time, trying to maintain or improve revenue and gross margin.

•
Research and Development.  If the Company cannot continue to develop, manufacture and market products and services that meet customer requirements, its revenue and gross margin may suffer. We must make long-term investments and commit significant resources before knowing whether our predictions will accurately reflect customer demand for products and services. After we develop a product, we must be able to manufacture appropriate volumes quickly and at competitive costs. In the course of conducting business, the Company must adequately address quality issues associated with our products and services. In order to address quality issues, we work extensively with our customers and suppliers to determine the cause of the problem and to determine appropriate solutions. However, we may have limited ability to control quality issues. If the Company is unable to determine the cause or find an appropriate solution, it may delay shipment to customers, which would delay revenue recognition and could adversely affect our revenue and reported results. Finding solutions to quality issues can be expensive, adversely affecting our profits. If new or existing customers have difficulty utilizing our products, our operating margins could be adversely affected, and we could face possible claims if we fail to meet customers’ expectations. In addition, quality issues can impair the

Company’s relationships with new or existing customers and adversely affect its reputation, which could have a material adverse effect on operating results.

Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including general and administrative expenses, to repay or refinance debt, and for acquisitions of, or investment in, properties, companies, or assets that complement our business.  Notwithstanding anything to the contrary above, net proceeds from the sale of securities under this prospectus will not be used for mining related activities.  We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.  Pending the application of the net proceeds, we intend to invest net proceeds in short-term investment grade and U.S. government securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the periods indicated below were as follows:

	Six Months Ended June 30,	Year Ended December 31,
	2012	2011	2010	2009	2008		2007
Ratio of Earnings to Fixed Charges	12.32	11.87	4.75	8.96	N/A	(1)	28.19
(1)We incurred a loss in 2008; therefore there was a deficiency of earnings to cover fixed charges of $15.2 million.

For the purpose of these computations, earnings have been calculated as the sum of (i) income before minority interest and income taxes and (ii) fixed charges.  Fixed charges consist of the sum of (i) interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and (ii) an estimate of the interest within rental expense (calculated based on a reasonable approximation of the interest factor).

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchaser.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material about U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	debt securities;

•	warrants to purchase common stock; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, debt securities and warrants collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $40,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus.  For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part.  The terms of our common stock may also be affected by Delaware law.

Authorized Capital Stock

We are a Delaware corporation.  Under our certificate of incorporation and any amendments thereto, we have authority to issue 40,000,000 shares of common stock, $0.10 par value per share.  As of August 10, 2012, there were 24,085,985 total shares of common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and non-assessable.  Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not later be required to pay us any additional money for such common stock.

Dividends

The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.  In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law.  For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the stockholder’s name.  Our common stock does not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  An election of directors by our stockholders is determined by a majority of the votes cast by the stockholders entitled to vote on the election, where a quorum is present.

Other Rights and Restrictions

All shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.  Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ARSD.” On August 10, 2012, the last reported sale price for our common stock on the New York Stock Exchange was $9.79 per share. As of August 10, 2012, we had approximately 554 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.  Its address is 199 Water Street, New York, NY 10038-3560.

Special Meetings of Stockholders

Our bylaws establish that written notice of the date, time, place and purpose of every meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail as such address as appears on the books of the Company, to each stockholder of record entitled to vote at the meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Board of Directors, the Chairman of the Board of Directors, and shall be called by the President or Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Advance Notice of Director Nominations and Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting, Arabian American’s Corporate Secretary must receive the written proposal no later than 90 days prior to the annual meeting.  For a stockholder proposal that is not intended to be included in Arabian American’s proxy statement under SEC Rule 14a-8, the proposal must be submitted so that it is received by the Corporate Secretary not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of 45 days prior to the meeting or 10 days after public announcement of the meeting date.  Stockholders may propose director candidates for consideration by the Board of Directors’ Nominating Committee no earlier than the close of business 120 calendar days prior to the meeting and not later than the close of business on the later of 45 days prior to the meeting or 10 days after public announcement of the meeting date.

Delaware Anti-takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in any “business combination” with any person deemed to be an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•
prior to the date that the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not held by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which directly or indirectly materially increases the proportionate share of stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person beneficially owning 15% or more of the outstanding voting stock of the corporation and any person controlling, controlled by or under common control with that person.

No Stockholder Action by Written Consent; Special Meetings.

Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent without a meeting unless approved in advance by our board of directors.  Special meetings of our stockholders for any purpose or purposes may be called only by our chairman of the board, our president or by a majority of our board of directors, or by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Liability and Indemnification of Directors

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the Company or of any other corporation which such person served in any capacity at the request of the Company.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture, which we will enter into with a trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  We use the term “indentures” to refer to both the senior indenture and subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act.  We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of noted, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible or exchangeable for common stock or other securities of ours.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the notes of the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and;

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in the aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or owners under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions with in the 60 days after the note, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, or the premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interest of any holder of notes of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any debt securities; and
•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect, under certain specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for the obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen , lost or mutilated debt securities of the series;
•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and the interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of the transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other government charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
Reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of mailing; or

•	Register the transfer of, or exchange any notes selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set for them in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we indicate otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder.  Unless we indicate otherwise in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to notes of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series.  We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Notes

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated securities that we may issue.  It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock or debt securities in one or more series. Warrants may be issued independently or together with common stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including:

•	the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•
the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer only to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  The participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its nominee.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediate banks, brokers and financial institutions in whose names the securities are registered as the holders of those securities, and we will make payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as, the obligations of any applicable trustee and of any third parties employed by us or a trustee run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give notice to a holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Consequences for Indirect Holders

If you hold securities through a bank , broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is held by a depositary that represents one or any other number of individual securities.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to only own beneficial interests in a global security.  Beneficial interest must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.

Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security.  We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank or broker may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of these intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•
If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	If we notify any applicable trustee that we wish to terminate that global security; or

•	If an event of default has occurred with regard to securities represented by that global security and has not been cured or waived;

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an internet site at http://www.arabianamericandev.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information filed with the SEC or contained in this prospectus updates and supersedes this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering covered by this prospectus. As of the date of this prospectus, we incorporate by reference the following documents:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 9, 2012;

•	Quarterly reports on Form 10-Q for the quarters ended June 30, 2012, and March 31, 2012, filed with the SEC on August 8, 2012, and May 8, 2012, respectively;

•	Information specifically incorporated by reference into the 2011 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2012;

•
The description of our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed by us with the SEC on March 29, 2012, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

•	Current Report on Form 8-K filed with the SEC on June 7, 2012; and
•	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Arabian American Development Company
Attention: Connie Cook - Secretary
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Germer Gertz, L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Arabian American Development Company as of December 31, 2011, and 2010, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ending December 31, 2011, appearing in Arabian American Development Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the schedule appearing therein, have been audited by BKM Sowan Horan, LLP, independent registered public accounting firm, as set forth in their report included therein.  The consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2009, appearing in Arabian American Development Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the schedule appearing therein, have been audited by Travis Wolff, LLP, independent registered public accounting firm, as set forth in their report included therein.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports, incorporated by reference herein, given on the authority of such firm as experts in accounting and auditing.

Item 14.	Other Expenses of Issuance and Distribution

The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Amount

Securities and Exchange Commission registration fee		$4,584
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, postage, mailing and Edgar		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	As an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify him against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the Sections referenced herein.

We have included in our By-Laws provisions to indemnify our directors and officers, as permitted by the DGCL. Our Certificate of Incorporation also provides that we shall have the power to provide indemnification to the fullest extent permitted by Section 145 of the DGCL.

Item 16.	Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index below.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silsbee, State of Texas, on August 15, 2012.

ARABIAN AMERICAN DEVELOPMENT COMPANY

By:	/s/ Nicholas N. Carter
Name:	Nicholas N. Carter
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Arabian American Development Company, a Delaware corporation, and the undersigned directors and officers of Arabian American Development Company, hereby constitute and appoints Nicholas N. Carter, its or his true and lawful attorney-in-fact and agent, for it or him and in its name or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas N. Carter Nicholas N. Carter	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2012
/s/ Connie Cook Connie Cook	Secretary and Treasurer (Principal Financial and Accounting Officer)	August 15, 2012
/s/ John R. Townsend John R. Townsend	Director	August 15, 2012

/s/ Ghazi Sultan Ghazi Sultan	Director	August 15, 2012

/s/ Joseph P. Palm Joseph Palm	Director	August 15, 2012

/s/ Allen P. McKee Allen P. McKee	Director	August 15, 2012

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement(1).
3 (a)
Certificate of Incorporation of Arabian American Development Company as amended through the Certificate of Amendment filed with the Delaware Secretary of State on July 19, 2000 (incorporated by reference to Exhibit 3(a) to Arabian American Development Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-6247)).

3 (b)	Restated Bylaws of Arabian American Development Company dated April 26, 2007 (incorporated by reference to Item 5.03 to the Company’s Form 8-K dated April 26, 2007 (File No. 0-6247)).
4.1	Form of Warrant(1).
4.2	Form of Senior Indenture (1).
4.3	Form of Subordinated Indenture(1).
4.4	Form of Senior Note(1).
4.5	Form of Subordinated Note(1).
5.1	Opinion of Germer Gertz, L.L.P., counsel to Arabian American Development Company(2).
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Germer Gertz, L.L.P. (included in Exhibit 5.1)(2).
23.2	Consent of BKM Sowan Horan, LLP, Independent Registered Public Accounting Firm(2).
23.3	Consent of Travis Wolff, LLP, Independent Registered Public Accounting Firm(2)
24.1	Power of Attorney (included in signature page)(2).

(1)
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement, including a Current Report on Form 8-K.

(
(2)	Filed herewith.